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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 29, 2004

APARTMENT INVESTMENT AND MANAGEMENT COMPANY
(Exact name of registrant as specified in its charter)

MARYLAND (State or other jurisdiction of incorporation or organization)	1-13232 (Commission File Number)	84-1259577 (I.R.S. Employer Identification No.)
4582 SOUTH ULSTER STREET PARKWAY SUITE 1100, DENVER, CO 80237 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (303) 757-8101

NOT APPLICABLE
(Former name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER INFORMATION

        As previously disclosed, during first quarter 2004 we responded to an informal inquiry received in December 2003 from the Central Regional Office of the United States Securities and Exchange Commission seeking voluntary assistance in providing certain information and records related to certain matters. On March 29, 2004, we received a formal order of investigation: "Order Directing Private Investigation and Designating Officers to Take Testimony." We intend to continue to cooperate fully. We do not believe that the ultimate outcome will have a material adverse effect on our consolidated financial condition or results of operations taken as a whole.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

        Dated: March 29, 2004

APARTMENT INVESTMENT AND MANAGEMENT COMPANY
/s/ MILES CORTEZ Miles Cortez Executive Vice President, General Counsel and Secretary

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  ITEM 5. OTHER INFORMATION
SIGNATURE